EXHIBIT 99.1

CNB Holdings, Inc. Reports 2nd Quarter Results

Merger integration with First Capital Bancorp, Inc. is on schedule

•	Net income of $1.05 million for the first six months of 2004

•	Total assets of $656 million as of June 30, 2004

•	Net loans of $458 million as of June 30, 2004

CNB Holdings, Inc. (OTC Bulletin Board: CHGD) today reported second quarter earnings of $344 thousand, or $.16 per share (fully diluted). For the first six months of 2004, CNB Holdings, Inc. earned $1.05 million or $.42 per share (fully diluted). Earnings per share were affected by the rights offering totaling 1.25 million shares, which was fully subscribed. Additionally, 65% of second quarter’s 2004 provision for loan losses was related to loan growth. Annualized return on average assets was .42% and annualized return on average equity was 7.95%.

Current results reflect the recent merger between CNB Holdings, Inc. (“CNB”) and First Capital Bancorp, Inc. (“FCB”) under purchase accounting rules. On May 28, 2004, CNB acquired all the outstanding common stock of FCB. For accounting purposes, the acquisition has been treated as a recapitalization of FCB with FCB as the acquirer (reverse acquisition). The historical financial statements prior to May 28, 2004 are those of FCB. CNB’s president and chief executive officer H. N. (Nat) Padget expressed his satisfaction with the progress made so far in combining CNB Holdings, Inc. and First Capital Bancorp, Inc.: “We are working to integrate and consolidate the two banks to create a company with products and technology in the greater Atlanta area that will provide outstanding opportunities for customers, employees and shareholders.”

Net interest income totaled $3.8 million during the second quarter 2004. For the six months ended June 30, 2004, net interest income totaled $7 million. The CNB and FCB merger as well as loan and low-cost interest bearing deposit growth, affected results. Net interest margin was 2.87% for the second quarter 2004, and 2.88% for the first half of the year. Immediately before the May 28, 2004 merger date, FCB called its $2.69 million floating rate convertible debentures. As a result, the debenture holders received in aggregate a $320,000 premium, which is reflected in interest expense and 32 shares of FCB common stock. Net interest margin adjusted for the nonrecurring premium was 3.11% for the second quarter 2004, and 3.01% for the first half of the year. “Over the past year, we have successfully offset the tightening of the net interest margin by focusing on the growth of non-interest bearing and low-cost interest bearing accounts,” said William R. (Bill) Blanton, vice chairman, chief operating officer and chief financial officer of CNB Holdings, Inc.

Non-interest expense was $2.73 million during the second quarter of 2004, and for the six months ended June 30, 2004, non-interest expense was $4.86 million. During this same period, the efficiency ratio was 67.6% (second quarter) and 66.7% (the first six months). CNB added to staff in response to general business growth. “We will continue to make selective hiring decisions in our core markets as opportunities develop,” stated Mr. Padget.

Assets totaled $656 million as of June 30, 2004. Net loans totaled $458 million, which represented 73% of earning assets. The ratios of net charge-offs to average loans and loan loss allowance to total loans were .045% and 1.2%, respectively, for the first half of 2004. Total deposits were $458 million as of June 30, 2004. Non-interest bearing deposits and low-cost interest bearing deposits represented 14% and 26%, respectively, of total deposits, and time deposits made up the remainder. Federal Home Loan Bank advances represented the majority of long-term funding.

Shareholders’ equity totaled $53 million or $10.62 per share at June 30, 2004, and represented 8% of period-end assets of $656 million. The June 30, 2004 total risk-based capital ratio was 10.88% and the Tier 1 risk-based capital ratio was 9.82%. During the second quarter, CNB completed a rights offering to CNB and FCB shareholders. CNB issued 1.25 million shares of its common stock at a price of $12.00 per share. CNB undertook this rights offering in order to support the company’s future growth. Common shares issued and outstanding on June 30, 2004 were 5.16 million. At June 30, 2004, tangible book value was $46.2 million or $9.21 per share, goodwill totaled $7.14 million, and merger-related core deposit intangibles totaled $1.25 million.

About CNB Holdings, Inc.

CNB Holdings, Inc., the parent company of First Capital Bank and Chattahoochee National Bank, is the third largest independent bank holding company headquartered in north Atlanta. The company focuses on commercial lending and treasury management services for businesses. With $656 million in total assets, the company has three full-service branches located throughout the northern Atlanta metropolitan area.

Safe Harbor
Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CNB Holdings, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipated,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation (a) the effects of future economic conditions on the Company and its customers; (b) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; (c) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (d) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; (e) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (f) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; (g) technological changes; (h) acquisition and integration of acquired businesses; (i) the failure of assumptions underlying the establishment of reserves for loan loses and estimations of values of collateral in various financial assets and liabilities; (j) acts of war or terrorism. All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements.

CNB HOLDINGS, INC. AND SUBSIDIARIES	June 30, 2004
CONSOLIDATED BALANCE SHEET	(Unaudited)
ASSETS
Cash and due from banks	$14,436,505
Interest bearing deposits in banks	1,030,000
Federal funds sold and overnight investments	8,800,433
Investment securities:
Securities available-for-sale, at fair value	139,135,469
Securities held-to-maturity, estimated fair value of $8,051,938	7,973,128
Restricted equity securities	7,498,500
Loans net of deferred loan fees and allowance for loan losses of $5,572,513	457,704,831
Premises and equipment, net	656,151
Other assets	18,860,638

TOTAL ASSETS	$656,095,655

LIABILITIES
Deposits:
Non interest-bearing demand	$62,787,366
Interest-bearing demand and money market	118,416,009
Savings	93,227
Time deposits of $100,000 or more	143,305,043
Other time deposits	132,905,387

Total Deposits	457,507,032
Federal funds purchased and securities sold under repurchase agreements	3,853,028
Other borrowings	131,416,901
Other liabilities	3,672,566
Company guaranteed trust preferred securities	6,392,000

TOTAL LIABILITIES	602,841,527

STOCKHOLDERS’ EQUITY
Preferred stock, par value not stated, 10,000,000 shares authorized; no shares issued and outstanding	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized; 5,160,167 shares issued and outstanding	5,160,167
Additional paid-in capital	35,884,706
Treasury stock	(1,145,425)
Unearned ESOP shares	(399,998)
Retained earnings	15,120,362
Accumulated other comprehensive (loss) — market valuation reserve on investment securities available-for-sale	(1,365,684)

TOTAL STOCKHOLDERS’ EQUITY	53,254,128

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$656,095,655

CNB HOLDINGS, INC. AND SUBSIDIARIES	FOR THE	FOR THE
	SIX-MONTH	THREE-MONTH
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)	PERIOD ENDED	PERIOD ENDED
	June 30, 2004	June 30, 2004
Interest income:
Loans and leases, including fees	$9,631,045	$5,353,197
Investment securities:
U.S. Treasury and Government agencies	435,796	255,727
Mortgage Backed securities	1,619,244	862,902
Other investments	588,224	289,736
Interest bearing deposits in banks	7,982	6,461
Federal funds sold and overnight investments	25,466	10,684

Total interest income	12,307,757	6,778,707

Interest expense:
Interest bearing demand and money market	361,442	213,846
Savings	34	34
Time deposits of $100,000 or more	1,647,985	827,608
Other time deposits	1,087,695	606,863
Other borrowings	2,194,359	1,294,520

Total interest expense	5,291,515	2,942,871

Net interest income	7,016,242	3,835,836
Provision for loan losses	850,000	800,000

Net interest income after provision for loan losses	6,166,242	3,035,836

Other income:
Service charges on deposit accounts	36,214	20,972
Loan servicing fee income	132,363	117,046
Gains on the sale of loans and leases (net)	32,250	13,233
Other income	98,754	57,659

Total other income	299,581	208,910

Other expense:
Salaries and employee benefits	3,006,180	1,722,591
Occupancy and equipment	377,626	214,641
Other expense	1,475,066	790,252

Total other expense	4,858,872	2,727,484

Net income before income tax	1,606,951	517,262
Income tax expense	560,053	173,689

Net income	$1,046,898	$343,573

Basic earnings per share	$0.39	$0.11

Diluted earnings per share	$0.42	$0.16

For more information, please contact:
     H. N. (Nat) Padget
     President & CEO
     (888) 921-2265
     npadget@bankthehooch.com

     William R. (Bill) Blanton
     Vice Chairman, COO & CFO
     (888) 921-2265
     bill.blanton@fcbusa.com